Exhibit 99.1

July 17, 2013

Merrimack Closes Concurrent Sale of 5,750,000 Shares of Common Stock and

$125,000,000 Aggregate Principal Amount of Convertible Senior Notes

CAMBRIDGE, Mass., July 17, 2013 (GLOBE NEWSWIRE) — Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK) today announced the closing of its sale of 5,750,000 shares of its common stock at a price to the public of $5.00 per share and $125,000,000 aggregate principal amount of its 4.50% convertible senior notes due 2020 (the “Notes”) in concurrent underwritten public offerings pursuant to Merrimack’s effective Registration Statement on Form S-3 (File No. 333-186369) (the “Registration Statement”) and a related prospectus filed with the Securities and Exchange Commission (the “SEC”).  The total number of shares of common stock sold reflects the full exercise by the underwriters of their option to purchase an additional 750,000 shares of common stock.  Merrimack has granted the underwriters in the Notes offering an option, exercisable for 30 days, to purchase up to an additional $18.75 million in aggregate principal amount of Notes.

The Notes bear interest at a rate of 4.50% per year, payable semiannually on January 15 and July 15 of each year, beginning January 15, 2014.  Interest accrues from July 17, 2013.  The Notes mature on July 15, 2020.  The Notes are convertible, under certain circumstances and during certain periods, at the option of the holder, based on an initial conversion rate of 160.0000 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $6.25 per share of common stock, subject to adjustment in certain circumstances.  The initial conversion price represents a conversion premium of 25% over the public offering price in the common stock offering.  Following certain corporate events that occur prior to the maturity date, Merrimack will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.  Upon any conversion of the Notes that occurs while Merrimack’s indebtedness to Hercules Technology Growth Capital, Inc. (“Hercules”), under the Loan and Security Agreement dated November 8, 2012 between Merrimack and Hercules, remains outstanding, the Notes will be settled in shares of Merrimack’s common stock.  Following the repayment and satisfaction in full of Merrimack’s obligations to Hercules under the Loan and Security Agreement, upon any conversion of the Notes, the Notes may be settled, at Merrimack’s election, in cash, shares of Merrimack’s common stock or a combination of cash and shares of Merrimack’s common stock.

J. P. Morgan Securities LLC and BofA Merrill Lynch acted as joint book-running managers of these offerings. Cowen and Company, LLC acted as lead manager of the common stock offering and co-manager of the Notes offering. Oppenheimer & Co. Inc., Guggenheim Securities and Brean Capital, LLC acted as co-managers of the common stock offering.  Interested parties may read the prospectus supplement and the accompanying prospectus for the offerings and the other documents Merrimack has filed with the SEC, which are incorporated by reference in the prospectus supplements and the accompanying prospectus and provide more complete information about Merrimack and these offerings. Copies of the prospectus supplements and the accompanying prospectus relating to each offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (toll-free): 1-866-803-9204 or BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, e-mail: dg.prospectus_requests@baml.com. Electronic copies of the prospectus supplements may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack applies its systems biology-based approach to biomedical research throughout the research and development process. Merrimack currently has six oncology therapeutics in clinical development.

Forward-looking statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2013 and other reports Merrimack files with the SEC.

Investor & Media Contact:  Kathleen Petrozzelli Gallagher, Corporate Communications, Merrimack, 617-441-1043, kgallagher@merrimackpharma.com